LOAN PURCHASE AGREEMENT

         THIS LOAN PURCHASE AGREEMENT (the "Agreement") is entered into and is effective as of this 16th day of March, 2000 by and between Westmark Mortgage Corporation (the "Seller"), with its principal place of business at the address shown on Exhibit "A" attached hereto and Bayview Financial Trading Group, L.P., a Delaware limited partnership (the "Purchaser") with its principal place of business at 2665 South Bayshore Drive, Suite 301, Miami, Florida, 33133.

                              W I T N E S S E T H:

         WHEREAS, Seller desires to sell and Purchaser desires to purchase, on a servicing released basis, certain residential loans including both mortgage and cooperative loans detailed on the Loan Schedule attached hereto.

         NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings specified below.

         "Affiliate" with respect to any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person.

         "Applicable Requirements" shall mean and include with respect to the
Loans: (a) all contractual obligations of Seller, and the Originator and any Prior Servicers including without limitation those contractual obligations contained in this Agreement, in any agreement with any Insurer or in the Loan Documents for which Seller, the Originator and any Prior Servicer was or is responsible; (b) all applicable federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon Seller, the Originator and any Prior Servicer; (c) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality and other governmental body or office having jurisdiction, including without limitation those of any Insurer; (d) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions, and (e) the reasonable and customary servicing practices of prudent lending institutions which service loans of the same type as the Loans in the respective jurisdictions in which the related Properties are located.

         "Assignment" means, with respect to a Mortgage Loan, an individual assignment of the Mortgage Instrument, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the, Purchaser, all in accordance with Applicable

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Requirements; and, with respect to a Cooperative Loan, a document sufficient under the laws of the jurisdiction wherein the related Cooperative Loan Property is located to give record notice of the sale of the Cooperative Loan Instrument to the Purchaser, all in accordance with Applicable Requirements.

         "Borrower" means any obligor under a Note, Mortgage or Security Instrument.

         "Buydown" means the waiver by the Purchaser of a portion of the indebtedness of a Mortgage Loan, which causes the VA to pay off the remaining amount of the indebtedness owed and acquire the Mortgaged Property.

         "Claims" means any claim, demand or litigation.

         "Co-op Lease" means, with respect to a Cooperative Loan, the proprietary lease with respect to a dwelling unit occupied by the Borrower, which Co-op Lease is related to certain stock issued to the Borrower by the cooperative housing corporation.

         "Cooperative Loans" means fixed and/or adjustable rate, cooperative loans detailed on Exhibit "B" attached hereto.

         "Cooperative Loan Documents" means, with respect to each Cooperative Loan, the original Security Instrument, the Cooperative Note bearing all intervening endorsements, endorsed, at the direction of the Purchaser, in blank and signed in the name of the Seller by a duly authorized individual, and the original Assignment.

         "Cooperative Loan File" means the file containing the Cooperative Loan Documents with respect to a Cooperative Loan, as well as the credit and closing packages, custodial documents, servicing documents, security agreements, pledged documents, loan modification and forbearance agreements, assumption agreements, and all other files, records and documents necessary to: (a) establish the eligibility of the Cooperative Loans for purchase by Purchaser, and (b) service the Cooperative Loans in accordance with Applicable Requirements.

         "Cooperative Loan Payment" shall mean, with respect to a Cooperative Loan, the amount of each monthly installment on such Cooperative Loan, whether principal and interest or interest alone or escrow or other payment, required or permitted to be paid by the Borrower in accordance with the terms of the Cooperative Note.

         "Cooperative Loan Property" means the Co-op Lease for a particular apartment at premises described in Exhibit "A" as the Co-op Premises (the "Co-op Premises") and the shares of that entity shown on Exhibit "A" as the Co-op Housing Corporation, the cooperative housing corporation which is the owner of such premises, allocated thereto, which Co-op Lease and shares are pledged as security in connection with a Cooperative Loan.

         "Cooperative Note" means the Note or other evidence of indebtedness executed by a Borrower and secured by a Security Instrument evidencing the indebtedness of the Borrower under a Cooperative Loan.

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         "Custodian" means that entity shown on Exhibit "A" as the Custodian.

         "Cut-off Date" means the date(s) shown on the Loan Schedule as the Cut-off Date.

         "Environmental Claim" means any investigative, enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action at any time threatened, instituted or completed pursuant to any applicable Environmental Requirement, against any Borrower or against or with respect to the Mortgaged Property or any condition, use or activity on the Mortgaged Property, and any claim at any time threatened or made by any person against any Borrower or with respect to the Property or any condition, use or activity on the Mortgaged Property, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or in any way arising in connection with any Hazardous Material or any Environmental Requirement.

         "Environmental Law" means any federal, state or local law, statute, ordinance, code, rule, regulation, license, authorization, decision, order, injunction, decree, or rule of common law, and any judicial or agency interpretation of any of the foregoing, which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground or air or water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Solid Waste Disposal Act, 42 U.S.C. ss.6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.9601 et seq. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq.; the Clean Air Act, 42 U.S.C.ss.7401 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 300f et seq.; and any other local, state or federal environmental statutes, and all rules, regulations, orders and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

         "Environmental Requirement" means any Environmental Law, agreement or restriction (including but not limited to any condition or requirement imposed by any insurance or surety company), as the same now exists or may be changed or amended or come into effect in the future, which pertains to health, safety, any Hazardous Material, or the environment, including but not limited to ground or air or water or noise pollution or contamination, and underground or aboveground tanks.

         "FNMA" means the Federal National Mortgage Association or any successor thereto.

         "FHA" means the Federal Housing Administration of the Department of Housing and Urban Development of the United States of America, or any successor thereto.

         "Foreclosure" means with respect to a Mortgage Loan, the procedure pursuant to which a lienholder acquires title to a Mortgaged Property in a foreclosure sale, or pursuant to any other comparable procedure allowed under applicable law, when a Mortgage Loan is in default, and with respect to a Cooperative Loan, the procedure pursuant to which a lienholder acquires title to


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a Cooperative Loan Property in a foreclosure sale, or pursuant to any other comparable procedure allowed under applicable law when a Cooperative Loan is in default, and includes, to the extent applicable, foreclosure on the stock allocated to a dwelling unit in a residential cooperative housing corporation, which foreclosure is accomplished by a sale in accordance with the provisions of
Article 9 of the Uniform Commercial Code related to secured transactions and other corresponding law in the appropriate jurisdiction, and the security agreement relating to such stock.

         "Hazardous Material" means any substance, whether solid, liquid or gaseous which is listed, defined or regulated as a "hazardous substance," "hazardous waste" or "solid waste," or pesticide, or otherwise classified as hazardous or toxic, in or pursuant to any Environmental Requirement; or which is or contains asbestos, radon, any polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons; or which causes or poses a threat to cause a contamination or nuisance on the Mortgaged Property or any adjacent property or a hazard to the environment or to the health or safety of persons on the Mortgaged Property.

         "Instruments of Collateral" means all Mortgage Instruments and Security Instruments.

         "Insurer" means the FHA, VA or any provider of private mortgage insurance, and providers of hazard, title or other insurance with respect to any of the Mortgage Loans or Mortgaged Properties.

         "Insurance Policy" means any insurance policy provided by an Insurer with respect to a Mortgage Loan.

         "Insurance Proceeds" means proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Applicable Requirements.

         "Liabilities" means Claims, liabilities and obligations of every nature or kind, whether accrued, absolute, contingent or otherwise and whether asserted or unasserted, known or unknown and whether due or to become due.

         "Lien" means any lien, claim, mortgage, security interest, pledge, charge, easement, servitude or other encumbrance of any kind, including any of the foregoing arising under any conditional sales or other title retention agreement.

         "Litigation" means a court action, an administrative or regulatory action or an arbitration proceeding involving the Seller, excluding Foreclosure and bankruptcy actions.

         "Loans" means all Mortgage Loans and all Cooperative Loans.

         "Loan Documents" means all Mortgage Loan Documents and all Cooperative Loan Documents.

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         "Loan Files" means all Mortgage Files and all Cooperative Loan Files.

         "Loan Payments" means all Mortgage Loan Payments and all Cooperative Loan Payments.

         "Loan Schedule" means the schedule of Loans attached hereto as Exhibit "B", such schedule setting forth the following information with respect to each Loan (a) Purchaser's Loan identifying number; (b) the Seller's Loan identifying number; (c) the Borrower's name; (d) the street address of the Mortgaged Property including the state and county; (e) the monthly principal and interest payment; (f) the unpaid principal balance; (g) the Loan type; (h) the Mortgaged Property type; (i) the occupancy status of the Mortgaged Property; j) the origination date; (k) the maturity date; (l) the date the next Loan Payment is due; (m) the Cut-off Date; (n) the private mortgage insurance percentage; (o) the purpose of the Loan; (p) the purchase price of the Loan; (q) the lien status of the Instrument of Collateral; (r) the current Loan interest rate; (s) the first adjustment date following the Cut-off Date, if applicable; (t) the interest paid through Cut-off Date; (u) the maximum interest rate, if applicable; (v) the periodic rate cap, if applicable; (w) whether the Borrower is in bankruptcy; (x) if the Borrower has filed for bankruptcy, the chapter and date of such filing; (y) the bid percentage; (z) the amortization period; and
(aa) if the Loan is real estate owned.

         "Losses" means any and all losses, damages, deficiencies, Claims, costs or expenses, including actual attorney's fees.

         "Mortgage Escrow Payments" means the portion, if any, of the Mortgage Loan Payment in connection with a Mortgage Loan that, pursuant to the related Mortgage Loan Documents, must be made by a Mortgagor for deposit in a Related Escrow Account for the payment of real estate taxes and assessments, insurance premiums, ground rents, and similar items.

         "Mortgage File" means the file containing the Mortgage Loan Documents with respect to a Mortgage Loan, as well as the credit and closing packages, custodial documents, servicing documents, escrow documents, mortgage documents, loan modification and forbearance agreements, assumption agreements, title policies and exceptions, and all other files, records and documents necessary to: (a) establish the eligibility of the Mortgage Loans for purchase by Purchaser or for insurance by an Insurer, and (b) service the Mortgage Loans in accordance with Applicable Requirements.

         "Mortgage Instrument" means any deed of trust, security deed, mortgage, or any other instrument which constitutes a first or second lien as specified in Exhibit "B" on the improved Mortgaged Property securing payment by a Mortgagor of a Mortgage Note and any modification thereto.

         "Mortgage Loans" means fixed and/or adjustable rate, residential mortgage loans detailed on Exhibit "B" attached hereto.

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         "Mortgage Loan Documents" means with respect to each Mortgage Loan, the original Mortgage Instrument, the Mortgage Note bearing all intervening endorsements, endorsed, at the direction of the Purchaser, in blank and signed in the name of the Seller by an officer, and the original Assignment. These are documents contained in the Mortgage File and each and every collateral document, account or security agreement securing such Mortgage Loan including, without limitation, any UCC Financing Statement, pledge agreement, guaranty, title insurance policy, tax and insurance escrows or deposits or escrows of any kind, fire and casualty insurance policies, flood insurance policies (if applicable), other insurance and other documents, agreements or instruments under which legal rights or obligations are created or exist, if any, provided to Seller or a predecessor in interest to secure such Mortgage Loan.

         "Mortgage Loan Payment" shall mean, with respect to a Mortgage Loan, the amount of each monthly installment on such Mortgage Loan, whether principal and interest or interest alone or escrow or other payment, required or permitted to be paid by the Mortgagor in accordance with the terms of the Mortgage Note.

         "Mortgage Note" means the mortgage note, deed of trust note, security deed note or other form of promissory note executed by a Borrower and secured by a Mortgage Instrument evidencing the indebtedness of the Borrower under a Mortgage Loan.

         "Mortgaged Property" means the Borrower's real property securing repayment of related Mortgage Loan, consisting of a one- to four-family residence (at the time of origination) that is encumbered by a Mortgage Instrument, including all buildings and fixtures thereon and all accessions thereto including installations of mechanical, electrical, plumbing, heating and air conditioning systems located in or affixed to such buildings, and all additions, alterations and replacements.

         "Negative Escrow Payments" means, with respect to any Loan, any payment made by an Originator, Prior Servicer or Seller on behalf of a Borrower.

         "No Bid" means a delinquent Mortgage Loan with respect to which the VA has notified Purchaser that the VA intends to exercise its option to pay the amount guaranteed by the VA (and leave the Mortgaged Property with Purchaser).

         "Non-Performing Mortgage Loans" means those Mortgage Loans for which any payment by a Mortgagor is more than thirty (30) days past due as of the Cut-off Date.

         "Notes" means all Mortgage Notes and all Cooperative Notes.

         "Originator" means, with respect to any Loan, the entity(ies) that: (a) took the Borrower's loan application; (b) processed the Borrower's loan application, and (c) closed and/or funded the Borrower's Loan.

         "Performing Mortgage Loans" means those Mortgage Loans for which no payment due by a Mortgagor is more than thirty (30) days past due as of the Cut-off Date.

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         "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization or a federal, state, city, municipal or foreign government or an agency or political subdivision thereof.

         "Prior Servicer" means any party that was a servicer of any Loan before Seller became the servicer of the Loan.

         "Properties" means all Mortgaged Properties and all Cooperative Loan Properties.

         "Related Escrow Accounts" means all funds held by Seller with respect to the Loans, including, but not limited to, all principal and interest funds and all buydown funds and all tax and insurance funds and other mortgage escrow and impound amounts (including interest accrued thereon for the benefit of the Mortgagors under the Loans) maintained by Seller relating to the Servicing Rights.

         "REO" means, with respect to any Mortgage Loan, the Mortgaged Property relating thereto after a foreclosure sale or deed-in-lieu transaction.

         "Sale Date" means as of the date which is shown on Exhibit "A" as the Sale Date.

         "Security Instrument" means any deed of trust, security deed, mortgage, or any other instrument which constitutes a first-lien on the Property securing payment by a Borrower of a Cooperative Note and any modification thereto, including, to the extent that the context shall permit or require, the security agreement creating a first priority security interest in favor of Seller in the stock allocated to a dwelling unit in a residential cooperative housing corporation and pledged to secure a Cooperative Loan, and the related Co-op Lease.

         "Servicing Rights" means the obligations to administer, collect the payments for the reduction of principal and application of interest, pay taxes and insurance, remit collected payments, provide foreclosure services, provide full escrow administration and any other obligations required by any owner of the Loans, together with the right to receive the servicing fee income and any ancillary income arising from or connected to the Loans. Servicing Rights shall include retention of the related escrow or impound accounts created and maintained by Seller with respect to Loans for the deposit and retention of interest and principal, taxes, assessments or ground rents, hazard and mortgage insurance and other related escrow or custodial items.

         "Transfer Date" shall be no later than the date which is forty-five
(45) days after the Closing Date.

         "VA" means the Department of Veterans Affairs.

         Section 1.2. General. The terms defined herein include the plural as well as the singular and the singular as well as the plural.


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                                   ARTICLE II.
                           PURCHASE AND SALE OF LOANS

         Section 2.1. Purchase and Sale of Loans. Pursuant to this Agreement, Seller hereby agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of Seller's right, title and interest in and to the Loans, including the related Servicing Rights.

         Section 2.2.  Purchase Price.

         (a) The aggregate purchase price for the sale and transfer of the Loans (the "Purchase Price") shall consist of, (i) the purchase price percentage as shown on Exhibit "B" applicable to the Loans multiplied by the outstanding principal balance of the Loans as of the Cut-off Date, plus (ii) accrued but unpaid interest thereon up to but not including the Sale Date for each Loan not more than thirty (30) days delinquent as of the Cut-off Date. Purchaser shall not pay Seller for any Negative Escrows.

         (b) If, subsequent to the Sale Date, the amount on which the Purchase Price with respect to a Loan was based is found to be in error, or if, for any other reason, the Purchase Price or such other amounts are found to be in error, within ten (10) business days of the receipt of information sufficient to provide notice that payment is due, the party benefiting from the error shall pay an amount sufficient to correct and reconcile the Purchase Price (plus interest thereon) or such other amounts and shall provide a reconciliation statement and such other documentation sufficient reasonably to satisfy the other party concerning the accuracy of such reconciliation.

         Section 2.3. Payment of Purchase Price. The Purchase Price shall be paid by Purchaser on the Sale Date, by wire transfer, in immediately available funds.

         Section 2.4. Interim Servicing. Seller shall undertake the Servicing Rights obligations for the Loans from the Sale Date to the Transfer Date for and on behalf of Purchaser in accordance with all Applicable Requirements. To the extent that Seller provides escrow service, Seller shall cause all taxes, assessments, charges, condominium fees, cooperative maintenance fees on the Cooperative Loan Property or the Mortgaged Property to be paid no less than forty-five (45) days prior to the date any penalty will accrue. It is understood that there may be certain Loans as to which Seller (or Originator or a Prior Servicer) may have made Negative Escrow Payments. On the Transfer Date, Seller shall transfer the Related Escrow Accounts to Purchaser and the Related Escrow Accounts shall be transferred without deduction for Negative Escrow Payments.

         Section 2.5. Payments Received After Cut-off Date. From and after the Cut-off Date all rights arising out of the Loans and their Servicing Rights including, but not limited to, all unapplied funds, Mortgage Loan Payments, principal prepayments, Insurance Proceeds, liquidation proceeds and condemnation proceeds received on or in connection with a Loan, received by Seller shall be held by Seller for the benefit of the Purchaser as the owner of the Loans and shall be applied to reduce the Purchase Price or endorsed over to the Purchaser and promptly delivered by the Seller to the Purchaser. All such payments received by Seller on or after the Closing Date shall be held for the benefit of Purchaser and delivered to Purchaser promptly after receipt thereof.

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                                  ARTICLE III.
           GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

         As a material inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser, as of both the date of execution hereof and the Sale Date; the following:

         Section 3.1. Due Incorporation and Good Standing. If a corporation, Seller is duly organized, validly existing and in good standing under the laws of its state of incorporation during the time of its activities with respect to the origination, making, selling and servicing of the Loans. If a partnership, limited partnership, joint venture or other entity, Seller is duly existing and in good standing under the laws of its state of organization and all entities which constitute Seller are also duly existing and in good standing under the laws of their state of organization. Seller has (and had at the time of origination and servicing, as applicable) in full force and effect all licenses, registrations and qualifications in all appropriate jurisdictions to conduct all activities performed with respect to the origination, making, acquiring, selling, pooling and servicing of the Loans, if and to the extent it performed any such functions.

         Section 3.2. Authority and Capacity. Seller has all requisite corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and any related agreements or instruments and the consummation of the transactions contemplated hereby and thereby, each has been duly and validly authorized by all necessary corporate action. This Agreement and any related agreements or instruments each constitutes a valid and legally binding agreement of Seller enforceable in accordance with its terms, except as may be limited by judicial discretion, equitable limitations, and applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors, generally.

         Section 3.3. No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, shall: (a) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of Seller's Articles of Incorporation or By-Laws, or of Seller's other formative documents, including partnership, limited partnership or joint venture agreements, if any, or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which Seller is now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to Seller, or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of Seller.

         Section 3.4. Litigation. There is no litigation, proceeding, claim, demand or governmental investigation pending or, to the knowledge of Seller, threatened, nor is there any order, injunction or decree outstanding against or relating to Seller or the Loans, which could have a material adverse effect upon

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any of the Loans, result in any liability to Purchaser or materially impair the ability of Seller to perform its obligations hereunder; nor does Seller know of any material basis for any such litigation, proceeding, claim or demand or governmental investigation. Seller is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Seller is a party or is subject, and Seller is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which such default or violation might materially and adversely affect any of the Loans or result in material cost or liability to Purchaser.

         Section 3.5. Statement Made. No representation, warranty or written statement made by Seller in this Agreement, or in any schedule, exhibit, report, written statement or certificate furnished to Purchaser by Seller in connection with the transactions contemplated hereby by Seller, contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

         Section 3.6. First Payment Default. Except with respect to Non Performing Loans, Seller will repurchase within ten (10) days of Purchaser's demand any Loan for which the first payment due Purchaser after the Sale Date is not made by the borrower within thirty (30) days of its due date, notwithstanding any other provision of this Agreement. The repurchase price shall be an amount equal to the Purchase Price for the Loan plus accrued but unpaid interest through the date of repurchase.

                                   ARTICLE IV.
               SPECIFIC REPRESENTATIONS AND WARRANTIES AS TO LOANS

         As further material inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser, except as disclosed on Exhibit "C," as of both the date of execution hereof and the Sale Date the following:

         Section 4.1. Enforceability of the Loans. Each and every Note, related Instrument of Collateral and Loan Document is genuine and each is the legal, valid and binding obligation of the Borrower thereof, enforceable in accordance with its terms, except as may be limited by judicial discretion, equitable limitations and applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors. All parties to the Notes, the Instruments of Collateral and Loan Documents had legal capacity to execute such instruments and each Note, Instrument of Collateral and Loan Document has been duly and properly executed by such parties. No Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Note, Instrument of Collateral or Loan Document, or the exercise of any right thereunder, render such Note, Instrument of Collateral or Loan Document unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

         Section 4.2. Disbursement. The full original principal amount of every Loan has been fully disbursed or credited to the Borrower, there is no requirement for any lender to make future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied. All costs, fees and expenses incurred in making, closing or recording the Loans were paid. There is no obligation on the part of Seller, or of any other party, to make supplemental payments in addition to those made by the Borrowers. No Borrower is entitled to any refund of any amounts paid or due to any lender pursuant to any Note or Instrument of Collateral.

         Section 4.3. Priority of Lien. Each Mortgage Instrument has been duly acknowledged and recorded and is a valid, enforceable and subsisting first or second lien as noted on Exhibit "B," on the Mortgaged Property therein described, and the Mortgaged Property is free and clear of all encumbrances and Liens having priority over the lien of the Mortgage Instrument except for: (a) liens for real estate taxes and special assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording, acceptable to mortgage lending institutions generally, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage Instrument or the use, enjoyment, value or marketability of the related Mortgaged Property, and (d) with respect to second liens, the lien of the first Mortgage Instrument. All tax identifications and property descriptions are legally sufficient. At the time loans were closed, there were no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting any Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage Instrument encumbering such property. Each Security Instrument is a valid, enforceable, and subsisting first security interest in the Stock in the residential housing corporation and the Co-op Lease that were pledged to secure the Cooperative Loan related thereto, and the related Cooperative Loan Property is free and clear of all encumbrances and Liens having priority over the lien of the Security Instrument except for the lien of the residential housing corporation for amounts, if any, due under the Co-op Lease. The cooperative housing corporation which is the owner of the Co-op Premises owns a good, marketable and insurable title to such premises free and clear of all liens. The unpaid principal balance of the first and second, if applicable, Mortgage Instrument set forth on Exhibit "B" is true and correct.

         Section 4.4. No Default. There is no default, breach, violation or event of acceleration existing under (a) any Instrument of Collateral or the related Note, or (b) any other senior, superior or prior Instrument of Collateral or Note, or (c) any Loan Document and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Seller has not waived any default, breach, violation or event of acceleration.

         Section 4.5. No Borrower Bankruptcy/Insolvency. No Borrower was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan or Cooperative Loan was originated and, on the Sale Date, no Borrower was a debtor in any state or federal bankruptcy or insolvency proceeding.

         Section 4.6. Taxes, Insurance. All taxes; governmental assessments; insurance premiums; water, sewer and municipal charges; leasehold payments; and ground rents; cooperative maintenance fees; fees and assessments of any Condominium or Property Owners' Association or other outstanding charges affecting the Mortgaged Property, Cooperative Unit or Condominium Unit which are due and owing were paid at the time of loan closing.

         Section 4.7. No Waiver. Neither Seller nor, to the best of Seller's knowledge, any Originator, or Prior Servicer has: (a) agreed to any modification, extension or forbearance in connection with a Note, Instrument of Collateral or Loan Document (b) released, satisfied or canceled any Note or Instrument of Collateral in whole or in part; (c) subordinated any Instrument of Collateral in whole or in part, or (d) released any Property in whole or in part from the lien of any Instrument of Collateral, unless a written instrument necessary to effect any of the foregoing has been recorded (or filed, if applicable) and is held in the Loan File and otherwise satisfies Applicable Requirements. Seller has not advanced funds to cure a default or delinquency with respect to any such Loans, except for: (i) deficiencies in payments due under Co-op Leases, and the applicable Borrowers have reimbursed Seller in full for such payments made by Seller, and (ii) deficiencies in Mortgage Escrow Payments.

         Section 4.8. Regulatory Compliance. Seller and, to Seller's knowledge, each Originator and Prior Servicer have complied, in all material respects, with all Applicable Requirements.

         Section 4.9. Title Insurance. Each Loan is covered by an American Land Title Association or other similar lender's mortgage title insurance policy, acceptable to Purchaser, or an attorney's opinion of title acceptable to Purchaser in the jurisdiction where the Mortgaged Property or Co-op Premises is located, with such other generally acceptable form of policy or insurance acceptable to the Purchaser and Insurer, issued by and the valid and binding obligation of a title insurer acceptable to the Purchaser and qualified to do business in the jurisdiction where the Mortgaged Property or Co-op Premises is located, insuring the originating mortgagee, its successors and/or assigns, as to the first or second priority lien of the Mortgage Instrument or Co-op Lease in the original principal amount of the Loan. The originating mortgagee is the sole named insured of each such mortgage title insurance policy; the assignment to Purchaser of Seller's interest in each such mortgage title insurance policy does not require the consent of or notification to any insurer; and each such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement. No claims have been made under any such mortgage title insurance policy, and no prior holder of the related Loan, including Seller, has done, by act or omission, anything which would impair the coverage of any such mortgage title insurance policy.

         Section 4.10. Application of Funds. All payments received by Seller with respect to any Loan have been remitted and properly accounted for as required by the Applicable Requirements. All funds received by Seller in connection with the satisfaction of Loans, including but not limited to foreclosure proceeds and insurance proceeds from hazard losses, have been deposited in the appropriate principal and interest account or taxes and insurance account included among the Related Escrow Accounts; and all such funds have been applied to reduce the principal balance of the Loans in question, or for reimbursement of repairs to the Mortgaged Property in question, or as otherwise required by Applicable Requirements; or are and will be in one of the Related Escrow Accounts on the Sale Date. The unpaid balances of the Loans are as stated on Loan Files to be delivered to Purchaser.

         Section 4.11. Hazard and Flood Insurance. All buildings and improvements upon every Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customarily insured against in the area where each Mortgaged Property is located in an amount which is at least equal to the lesser of: (a) the outstanding principal balance of the applicable Mortgage Loan; (b) the full replacement value of the Mortgaged Property, or (c) in the case of flood insurance, the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and in which flood insurance has been made available, a flood insurance policy meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with a generally acceptable insurance carrier. All individual insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming Seller, its successors and/or assigns, as mortgagee, and all premiums thereon have been paid. Each Mortgage Instrument obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage Instrument to obtain and maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

         Section 4.12. Mortgage Insurance. Each Mortgage Loan which is represented by Seller to have FHA insurance is insured, pursuant to the National Housing Act. Each Mortgage Loan which is represented by Seller to be guaranteed by the VA is guaranteed under the provisions of Chapter 37 of Title 38 of the United States Code. Each conventional Mortgage Loan with a loan-to-value ratio in excess of eighty percent (80%) at the time of origination is insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount required, and by an Insurer approved by FNMA, and all provisions of such primary mortgage guaranty insurance policy have been and are being complied with, such policy is in full force and effect and all premiums due thereunder have been paid. As to each mortgage insurance or guaranty certificate, each of Seller and any Originator, has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guaranty have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty with respect to Purchaser, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan. There are no defenses, counterclaims or rights of set-off against Purchaser affecting the validity or enforceability of any mortgage insurance or guaranty with respect to a Mortgage Loan.

         Section 4.13. Related Escrow Accounts. All Related Escrow Accounts required to be maintained by Seller have been established and continuously maintained in all material respects in accordance with Applicable Requirements. Except as to payments which are past due under the Mortgage Loans, all Related Escrow Account balances required by the Mortgage Loans and paid to Seller for the account of the Mortgagors under the Mortgage Loans are on deposit in the appropriate Related Escrow Accounts. With regard to Mortgage Loans that provide for Mortgage Escrow Payments, Seller and each Originator and Prior Servicer, in all material respects, have: (a) computed the amount of such payments in accordance with Applicable Requirements; (b) paid on a timely basis all charges and other items to be paid out of the Mortgage Escrow Payments, and when required by any applicable servicing agreement have advanced its own funds to pay such charges and items, and (c) delivered to the related Mortgagors the statements and notices required by Applicable Requirements in connection with the Related Escrow Accounts, including without limitation, statements of taxes and other items paid out of the Mortgage Escrow Payments and notices of adjustments to the amount of the Mortgage Escrow Payments. No Mortgage Escrow Payments or payments or other charges or prepayments due from any Mortgagor have been capitalized under any Mortgage Instrument or the related Mortgage Note.

         Section 4.14. Damage; Condemnation. To the best of Seller's knowledge, there exists no physical damage to any Mortgaged Property or any property that is the subject of a Co-op Lease from waste, fire, flood, windstorm, earthquake, tornado, hurricane or any other similar casualty, which physical damage would materially and adversely affect the value or marketability of any Loan, or any Property or, to the best of Seller's knowledge, the eligibility of any Loan for insurance benefits, or the amount of insurance benefits, by any Insurer. There is no proceeding pending for the total or partial condemnation of, or eminent domain with respect to, any Mortgaged Property or any property that is the subject of a Co-op Lease.

         Section 4.15. Good Title. As of the Sale Date, no Note or Instrument of Collateral is assigned or pledged, and Seller is the owner of record thereof and has good and marketable title thereto, without any basis for forfeiture thereof, and Seller is the sole owner and holder of each and every Loan free and clear of any and all liens, pledges, charges, or security interests of any nature and has full right and authority, subject to no interest or participation of, agreement with, or approval of any other party, to sell, assign and transfer the same pursuant to this Agreement. The transfer, assignment and delivery of the Loans in accordance with the terms and conditions of this Agreement shall vest in Purchaser all rights as owner free and clear of any and all claims, charges, defenses, offsets and encumbrances of any kind or nature whatsoever, including but not limited to those of Seller.

         Section 4.16. Loan File. Each and every Loan File contains each of the documents and instruments required to be maintained by Applicable Requirements and this Agreement and such documents and instruments are duly executed, genuine and in due and proper form, and the information contained therein is true, accurate and complete. Each and every Mortgage Loan was originated in accordance with Insurer underwriting standards in effect at the time such Mortgage Loan was originated.

         Section 4.17. Hazardous Substances. To the best of Seller's knowledge, no Hazardous Material, including oil and asbestos, is present on, in, at or under any Mortgaged Property securing a Mortgage Loan or any property that is the subject of a Co-op Lease such that: (a) the value of such property is materially and adversely affected, or (b) under All Environmental Law: (i) such Hazardous Material would be required to be eliminated before such property could be altered, renovated, demolished or transferred or, (ii) the presence of such Hazardous Material word subject the owner of such property, or the holder of a security interest therein, to liability for the cost of eliminating or mitigating such Hazardous Material or the hazard created thereby. Seller is not aware of any Environmental Claim affecting the Mortgaged Property.

         Section 4.18. Fraud. No fraud occurred on the part of any person in connection with any Loan that could materially and adversely affect Purchaser or the Loans, or result in Purchaser incurring Losses.

         Section 4.19. Loan Characteristics. The information set forth on Exhibits "A" and "B" is true and correct.

         Section 4.20. Notice of Relief Requested Pursuant to the Soldiers and Sailors Relief Act of 1940. Seller has not received notice from any Borrower or other party with respect to the Loans of a request for relief pursuant to or invoking any of the provisions of the Soldiers and Sailors Relief Act of 1940 or any similar law which would have the effect of suspending or reducing any Borrower's payment obligations under a Loan or which would prevent such Loan from going into foreclosure.

         Section 4.21. No Accrued Liabilities. There are no Liabilities of Seller with respect to the Loans or Servicing Rights with respect to facts or circumstances prior to the Transfer Date for which Purchaser would be responsible or liable as a result of its consummation of the transactions contemplated by this Agreement.

         Section 4.22. Additional Representations, Warranties and Covenants regarding Co-ops. In addition to the representations, warranties, and covenants set forth elsewhere herein, Seller hereby makes the following representations and warranties in connection with each Cooperative Loan:

         (a) Securities Law: To the extent that the sale of the Cooperative Loans is deemed to be the sale of "securities" under the Securities Act of 1933, as amended (the "1933 Act") or any state securities law (a "State Act"):

                  (i) Seller has not offered or sold, and will not offer or sell, any security in a manner that would render the offer and sale of any Cooperative Loan a violation of Section 5 of the 1933 Act or require registration pursuant thereto, or require registration or qualification pursuant to any State Act, nor has it authorized nor will it authorize, any Person to act in such manner;

                  (ii) the foregoing and all other facts and circumstances relating to the offer and sale of any Cooperative Loans as contemplated by this Agreement are such that neither registration of the Cooperative Loans under the 1933 Act nor registration or qualification of the Loans under any State Act is required; and

                  (iii) the Purchaser has made no representation whatsoever to Seller concerning the applicability or inapplicability of the 1933 Act or of any State Act to the transactions that are the subject of this Agreement.

         (b) Recognition Agreement: Seller and the cooperative housing corporation have entered into a recognition agreement in a form satisfactory to the Purchaser, which such agreement sets forth the specific rights of Seller and its successors (including Purchaser) and any successor servicer and the responsibilities of the cooperative housing corporation to Seller and its successors (including Purchaser) and any successor servicer.

         (c) Tenant-Stockholder of Cooperative Housing Corporation: The stock that is pledged as security for the Cooperative Loan is held by a Person as a tenant-stockholder (as that term is defined in Section 216 of the Internal Revenue Code) in a cooperative housing corporation (as that term is defined by
Section 216 of the Internal Revenue Code).

         (d) To Seller's knowledge, no Borrower is in default under the related Co-op Lease, except as set forth in Exhibit "C." Seller has not received any notice to cure maintenance defaults in connection with any of these defaults.

         Section 4.23. Facts and Omissions. No representation, warranty or written statement made by Seller in this Agreement, in any Exhibit to this Agreement, in any written statement or certificate furnished by Seller to Purchaser in connection with this Agreement, or in any data tape provided by Seller to Purchaser hereunder, contain any material misstatement of fact or will omit to state a material fact necessary in order to make the statements in light of the circumstances in which they are made not misleading, except for ordinary changes since the time such statements, certificates or data tape were provided by Seller.

         Section 4.24. Qualifications to Representations. Unless otherwise specifically disclosed to Purchaser hereunder, the inaccuracy in any material respect of any representation or warranty made by Seller under this Agreement shall constitute a breach by Seller regardless of Purchaser's or Seller's knowledge concerning the truth or accuracy of such representations and warranties when made.

                                   ARTICLE V.
               GENERAL REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As a material inducement to Seller to enter into this Agreement, Purchaser represents and warrants to Seller as follows, as of both the date of execution hereof and the Sale Date:

         Section 5.1. Due Incorporation and Good Standing. Purchaser is and shall continue to be duly organized, validly existing and in good standing under the laws of its state of incorporation. Purchaser has in full force and effect all licenses, registrations and certifications in all appropriate jurisdictions to conduct all activities performed with respect to the acquiring and servicing of the Loans.

         Section 5.2. Authority and Capacity. Purchaser has all requisite corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and any related agreements or instruments and the consummation of the transactions contemplated hereby and thereby, each has been duly and validly authorized by all necessary corporate action. This Agreement and any related agreements or instruments each constitutes a valid and legally binding agreement of Purchaser enforceable in accordance with its terms, except as may be limited by judicial discretion, equitable limitations, and applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors generally.

         Section 5.3. No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with its terms and conditions, shall: (a) violate, conflict with, result in the breach of, or constitute a default under, be prohibited by, or require any additional approval under any of the terms, conditions or provisions of Purchaser's Articles of Incorporation or By-Laws, or of any mortgage, indenture, deed of trust, loan or credit agreement or instrument to which Purchaser in now a party or by which it is bound, or of any order, judgment or decree of any court or governmental authority applicable to Purchaser, or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of Purchaser.

                                   ARTICLE VI.
                               COVENANTS OF SELLER

         Section 6.1. Delivery of Documents. Seller agrees to do, at its sole cost and expense, all acts necessary to perfect title to the Loans to Purchaser, and does hereby sell and assign to Purchaser or its designee as part of each Loan File, the following documents, all subject to the approval of Purchaser and its legal counsel as to proper form and execution:

         (a) The original Note properly endorsed by Seller, without recourse, in blank, and any modifications or amendments thereto (or if lost, then a copy of the Note accompanied by a lost note affidavit from Seller that is acceptable to Purchaser).

         (b) The original recorded or filed Instrument of Collateral and any modifications or amendments thereto or, if the original Instrument of Collateral has not been returned from the applicable public recording office, a copy certified by such office.

         (c) With respect to each Cooperative Loan, a copy of Form UCC-l and any continuation statements with evidence of filing thereon.

         (d) With respect to each Cooperative Loan, a stock certificate representing the stock allocated to a dwelling unit in a residential cooperative housing corporation and pledged with respect to the Cooperative Loan with an executed stock power in blank attached.

         (e) With respect to each Cooperative Loan, an original proprietary lease issued to the Borrower.

         (f) With respect to each Cooperative Loan, an original assignment of proprietary lease executed by Borrower in blank.

         (g) With respect to each Cooperative Loan, an original recognition agreement (or copy thereof) of the interests of the lender with respect to the Cooperative Loan by the residential cooperative housing corporation, the stock of which was pledged in respect of such Cooperative Loan.

         (h) An Assignment of the Instrument of Collateral, and with respect to each Cooperative Loan, a UCC-3 assignment, from Seller in blank in recordable (or, for UCC-3's, fileable) form but unrecorded, along with originally recorded (and/or filed) or copies certified by the recording (and/or filing) office of all required intervening assignments.

         (i) With respect to each Mortgage Loan, the Mortgage Insurance Certificate.

         (j) With respect to each Mortgage Loan, the original (or if lost, a certified copy) title insurance policy, which contains a legal description of the Mortgaged Property and which has been marked up and signed on the date of origination by an authorized agent of the title insurer, with the named insured as "Seller, its successors and/or assigns."

         (k) With respect to each Mortgage Loan, a signed copy of the most recently conducted report of appraisal or certification of valuation of the Mortgage Property.

         (l) With respect to each Mortgage Loan, a survey of the Mortgaged Property to the extent required by applicable state law.

         (m) A statement showing the unpaid principal balance of each Loan, the amount of periodic installments and the date(s) to which principal, interest and any escrows have been paid; and two years of computer-generated ledger history reflecting all receipts and disbursements from the inception of the Loan including the date of each receipt or disbursement. Upon ten (10) business days prior notice, Seller shall provide ledger histories for particular Loans to the extent necessary to allow Purchaser or its servicer to respond to Insurer or Borrower inquiry, litigation or other reasonable cause.

         (n) A copy of the Settlement Statement (HUD- 1) and Truth-in-Lending Disclosure statement prepared in connection with the Loan indicating that the Borrower has received the disclosures required by the Truth-in-Lending Act and Real Estate Settlement Procedures Act, the Cranston-Gonzales National Affordable Housing Act, and copies of all other disclosures and agreements required to be furnished to and/or executed by the Borrower by applicable state or federal law.

         (o) An original loan application duly executed by the Borrower.

         (p) The underwriter's work sheet evidencing the mortgage analysis.

         (q) A duly executed Limited Power of Attorney in substantially the same form as Exhibit "D" attached hereto.

         (r) Any and all documents, agreements, instruments, or work papers related to the Loan and Seller's right and benefits therein; all documents related to the making and closing of the Loan; and any other documents, agreements, instruments, or work papers related to the Loan or required by Purchaser in order to: (i) establish the eligibility of the Loan for purchase;
(ii) perfect its right, title and interest in and to the Loan, and (iii) with respect to each Mortgage Loan, obtain mortgage insurance or guaranty.

         All Loan Files shall be held by Seller until the Transfer Date; provided, however, that the items listed in subsections (a)-(m) above shall be delivered to the Custodian at least three (3) days prior to the Sale Date. All Loan Documents and the Loan Files relating to the Loans and all other documents required to be delivered to Purchaser by Seller pursuant to this Section 6.1 which have not been delivered to the Custodian and are in the possession or control of Seller, actually or constructively, shall be held by Seller in trust for the benefit of Purchaser until the Transfer Date. On the Transfer Date, the Seller shall deliver to the Purchaser a certificate, substantially in the form of Exhibit "E" attached hereto. All such documents shall not be destroyed unless copies thereof have been converted to microfilm, microfiche or magnetic media and, upon the written request of Purchaser, Seller shall promptly deliver copies of such documents to Purchaser or its designee.

         Section 6.2. No Personal Solicitation. Seller hereby agrees that it will not take any action or cause any action to be taken by any of its agents or Affiliates, or independent contractors working on its behalf, personally, by telephone or mail, to solicit the prepayment of any Loan by any Borrower, in whole or in part, without the prior written consent of Purchaser. Seller agrees that neither it nor its Affiliates will prepare or disseminate, for compensation or otherwise, any mailing list of the Borrowers to parties other than Purchaser.

         Section 6.3. Further Assurances. Seller shall, at any time and from time to time, promptly, upon the reasonable request of Purchaser or its representatives, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, limited powers of attorney, transfers, conveyances, and assurances as may be required for the better vesting and confirming to Purchaser and its successors and assigns of title to, or to perfect any security interest in, the Loans, or Insurance Policies. Seller shall also take any other acts as may be necessary to effect the transactions contemplated by this Agreement.

         Section 6.4.  Expenses; Liabilities.

         (a) Seller and Purchaser shall, except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated thereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

         (b) Seller represents and warrants to Purchaser and Purchaser represents and warrants to Seller, that neither it nor any of its Affiliates nor any party acting on its behalf has incurred any liability, either express or implied, to any "broker" or "finder" or similar Person in connection with this Agreement or any of the transactions contemplated thereby.

         (c) Seller shall be responsible for the cost of preparing Assignments in recordable form and UCC-3 form amendments in fileable or recordable form and for the costs of recordation and filing of such Assignments and UCC-3 form amendments by Purchaser.

                                  ARTICLE VII.
                                    REMEDIES

         Section 7.1. Indemnification by Seller. Seller shall indemnify and hold Purchaser, its stockholders, Affiliates and respective officers, directors, employees and agents, harmless from and against, and shall reimburse it or them for, any Losses and indemnify same against any Claims incurred before or after the Sale Date arising out of, in connection with or to the extent resulting from:

         (a) any misrepresentation made by Seller, or any breach of warranty by Seller, contained in this Agreement, or in any schedule, exhibit, report, written statement or certificate furnished by Seller pursuant to this Agreement which misrepresentation or breach of warranty materially or adversely affects the value of the Loans or the interest of the Purchaser;

         (b) the non-fulfillment or non-performance of any covenant, condition or action required of Seller pursuant to this Agreement;

         (c) any act, omission, or error of Seller (whether alleged or actual), Originator or Prior Servicer, or any employee, agent or representative acting on their behalf, with respect to the origination or servicing of any of the Loans, or any document, agreement or instrument contained therein or relating thereto, occurring on or prior to the Sale Date;

         (d) any claim resulting from a broker or finder acting on behalf of Seller; or

         (e) With respect to Mortgage Loans, No Bids, including without limitation, those resulting in Buydowns; provided, however, the indemnity provided in this Section 7.1(d) shall only apply to Mortgage Loans with respect to which Foreclosure is initiated within two (2) years after the Sale Date.

         Section 7.2. Cure or Repurchase of Loans. In the event Purchaser discovers that any of the representations and warranties contained herein were not accurate in any material respect at or as of the time they were made by Seller and such inaccuracy materially and adversely affects the value of the Loans or the interest of the Purchaser, or that there exists a basis to demand indemnification hereunder with respect to any Loan, or if Seller defaults in its obligations under this Agreement, then in addition to any other rights and remedies it may have hereunder, at law or in equity, Purchaser may demand that Seller repurchase the related Loan or REO Property from Purchaser. Notwithstanding the foregoing, purchaser agrees to provide Seller with written notice and not more than forty five (45) days opportunity to cure any breach of a representation and warranty set forth in Articles III or IV of this Agreement which breach is susceptible of cure. The purchase price under this section for any repurchased Loan or REO Property shall equal the sum of: (a) the aggregate unpaid principal balance of the Loan as of the repurchase date (with respect to any REO Property, as of the date the foreclosure complaint is filed or with respect to a Cooperative Loan as of the date the UCC sale occurs), multiplied by the purchase price percentage applicable thereto; (b) any and all interest that formed a part of the Purchase Price of such Loan less any interest payments received after the Sale Date on account of interest accrued prior to the Sale Date; (c) accrued and unpaid interest at the Note rate from and after the Sale Date (and with respect to any REO Property, at the legal judgment rate from the date the foreclosure judgment is entered or UCC sale occurs), plus (d) all other unreimbursed reasonable out-of-pocket costs, expenses and advances incurred by Purchaser in connection with such Loan or Loans after the Sale Date.

         Such purchase or repurchase shall be accomplished by wire transfer with thirty (30) business days following receipt by Seller of written demand from Purchaser pursuant hereto. Seller shall prepare the Assignment and pay all costs and expenses reasonably incurred by Purchaser in effecting reconveyance of a repurchased Loan including, without limitation, the cost of recording the Assignment and/or UCC-3 with respect to the related Instrument of Collateral. Upon completion of such purchase or repurchase by Seller, Purchaser promptly shall forward to Seller and shall have Custodian forward to Seller all servicing records and all documents relating to such repurchased Loan or Loans.

         Section 7.3. Indemnification by Purchaser. Purchaser shall indemnify and hold Seller, its stockholders, Affiliates and respective officers, directors, employees and agents, harmless from and against, and shall indemnify it or them for, any Losses and defend against any Claims incurred before or after the Sale Date to the extent resulting from:

         (a) any misrepresentation made by Purchaser, or any breach of warranty by Purchaser, contained in this Agreement, or in any schedule, exhibit, report, written statement or certificate furnished by Purchaser pursuant to this Agreement which misrepresentation or breach of warranty materially and adversely affects the value of the Loans or the interest of the Seller; or

         (b) the non-fulfillment or non-performance of any covenant, condition or action required of Purchaser pursuant to this Agreement; or

         (c) any act, omission, or error of Purchaser, or any employee, agent or representative acting on its behalf, with respect to the origination or servicing of any of the Loans, or any document, agreement or instrument contained therein or relating thereto, occurring after the Sale Date; or

         (d) any claim resulting from a broker or finder acting on behalf of Purchaser.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         Section 8.1. Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Sale Date and delivery of the Loans to Purchaser and shall not terminate, notwithstanding the termination of this Agreement, any restrictive or qualified endorsement on any Note or Purchaser's examination or failure to examine any Loan File or Purchaser's approval of any Loan for purchase. The representations and warranties of Seller in this Agreement are unaffected by and supersede any provision in any endorsement of any Loan or in any assignment with respect to such Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.

         Section 8.2. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

         Section 8.4. Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, arrangements and understandings relating to the subject matter thereof. There are no written or oral agreements, understandings, representations or warranties between the parties other than those set forth herein.

         Section 8.5. Exhibits. All exhibits and attachments to this Agreement are specifically incorporated herein and made part of this Agreement.

         Section 8.6. Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative, may be exercised as often as any party considers appropriate and are in addition to each such party's rights under any other documents executed between the parties or, except as otherwise modified herein, under law. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

         Section 8.7. Notices. All notices and other communications hereunder shall be in writing (including a writing delivered by facsimile transmission) and shall be deemed to have been duly given: (a) when delivered, if sent by registered or certified mail (return receipt requested); (b) when delivered, if delivered personally or (c) on the first following business day, if sent by United States Express Mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice);

         If to Seller to:

         See the Seller's Notice Address which is shown on Exhibit "A" attached hereto.

         If to Purchaser to:

         See the Purchaser's Notice Address which is shown on Exhibit "A" attached hereto.

         Section 8.8. Governing Law, Venue and Jurisdiction. This Agreement shall be construed and governed in accordance with the laws of the State of Florida. Venue for any litigation arising under this Agreement or its subsequent performance shall be Miami-Dade County, Florida. Any litigation between the parties arising from this Agreement shall only be brought in Miami-Dade County, Florida and the parties hereby agree to such jurisdiction in Miami-Dade County, Florida. Any issue regarding enforceability of the Cooperative Loan Documents shall be determined in accordance with the laws of the state in which the Co-op Premises is located.

         Section 8.9. Attorneys' Fees. In the event of any dispute hereunder or of any action to interpret or enforce this Agreement, any provision hereof or any matter arising herefrom, the prevailing party (or substantially prevailing) party in any dispute arising under this Agreement or its subsequent performance shall be entitled to recover its actual costs, fees and expenses, including, but not limited to, witness fees, expert fees, consultant fees, attorney (in-house and outside counsel), paralegal and legal assistant fees, and other professional fees, costs and expenses whether in settlement, in any declaratory action, at trial or on appeal and in all dispute resolution proceedings, including bankruptcy and post-judgment collection, proceedings to determine the amount of attorneys' fees to be awarded; and whether or not suit be brought.

         Section 8.10. Severability. In the case any provision in this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 8.11. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Without the consent of Purchaser, Seller may not assign or delegate its rights or duties hereunder. Following payment of the Purchase Price, Purchaser may, without the prior written consent of Seller, sell, transfer, assign or pledge its interest in this Agreement or in any of the Loans.

         Section 8.12. Facsimile Execution. Facsimile signatures on counterparts of this Agreement are hereby authorized and shall be acknowledged as if such facsimile signatures were an original execution, and this agreement shall be deemed as executed when an executed facsimile hereof is transmitted by a party to any other party.

         Section 8.13. Relationship of Parties. The relationship between the parties is an independent contractor relationship, and each party is not, and shall not represent to third parties that such party is acting as, an agent for and on behalf of the other.

         Section 8.14. WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY KNOWINGLY, VOLUNTARY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         Section 8.15. Confidentiality. Except as required by law or court order, Seller shall keep confidential and shall not divulge to any party, without Purchaser's prior written consent, the terms of this Agreement and the proposed transaction contemplated hereunder; except that either party may disclose such terms to its employees, officers, directors, shareholders, financial advisors, consultants, partners, affiliates, lenders and attorneys who need to know such terms for purposes of evaluating the proposed transaction.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

                                    "SELLER"

                                    Westmark Mortgage Corporation

                                    By:     /s/ Payton Story, III
                                    ---     ---------------------
                                    Name:   Payton Story III
                                    Title:  President/COO


                                    "PURCHASER"

                                    BAYVIEW FINANCIAL TRADING GROUP, L.P.
                                    By:     Bayview Financial Management Corp.,
                                            its General Partner

                                    By:     /s/ Steve Gordon
                                    ---     ----------------
                                    Name:   Steve Gordon
                                    Title:  Managing Director

                                   EXHIBIT "A"


Seller:                             Westmark Mortgage Corporation,

Seller's Address:                   8000 North Federal Highway
                                    Boca Raton, FL 33487

Seller's Notice    Address:         SAME AS ABOVE
                                    Attn:   Marcelo Scigliano

Purchaser:                          Bayview Financial Trading Group, L.P. a
                                    Delaware Limited Partnership

Purchaser's Address:                2665 South Bayshore Drive, Suite 301
                                    Miami, Florida 33133

Purchaser's Notice Address          SAME AS ABOVE
                                    Fax:    (305) 854-3042
                                    Attn.:  Steven M. Gordon

Custodian:

Cut-off Date:                       See the Cut-off Date Column on Exhibit "B"

Sale Date:                          April 14, 2000

Transfer Date:

Co-op Premises:

Co-op Housing:
Corporation:

                                   EXHIBIT "B"

                                SCHEDULE OF LOANS

                                (TO BE ATTACHED)

                                   EXHIBIT "C"

              EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES

                                   EXHIBIT "D"

                            LIMITED POWER OF ATTORNEY

         Westmark Mortgage Corporation (hereinafter called "Seller") hereby appoints Bayview Financial Trading Group, L.P. ("Purchaser"), as its true and lawful attorney-in-fact to act in the name, place and stead of Seller for the purposes set forth below. This Limited Power of Attorney is given pursuant to a certain Loan Purchase Agreement by and between Seller and Purchaser dated March 16 2000, (the "Agreement") to which reference is made for the definition of all capitalized terms herein.

         Now therefore, Seller does hereby constitute and appoint Purchaser the true and lawful attorney-in-fact of Seller and in Seller's name, place and stead with respect to each mortgage loan sold to Purchaser pursuant to the Agreement for the following, and only the following, purposes:

         1. To execute, acknowledge, seal and deliver deed of trust/mortgage note endorsements, assignments of deed of trust/mortgage and other recorded documents, satisfactions/ releases/reconveyances of deed of trust/mortgage, tax authority notifications and declaration, deeds, bills of sale, and other instruments of sale, conveyance, and transfer, appropriately completed, with all ordinary or necessary endorsements, acknowledgments, affidavits, and supporting documents as may be necessary or appropriate to effect its execution, delivery, conveyance, recordation of filing.

         2. To execute and deliver affidavits of debt, substitutions of trustee, substitutions of counsel, non-military affidavits, notices of rescission, foreclosure deeds, transfer tax affidavit, affidavits of merit, verification of complaint, notices to quit, bankruptcy declarations for the purpose of filing motions to lift stays and other documents or notice filings on behalf of Seller in connection with foreclosure, bankruptcy and eviction actions.

         3. To endorse and/or assign checks or negotiable instruments received by Purchaser as a Mortgage Loan Payment.

         Seller intends that this Limited Power of Attorney be coupled with an interest and is not revocable.

         Seller further grants to its attorney-in-fact full authority to act in any manner both proper and necessary to exercise the foregoing powers, and ratifies every act that Purchaser may lawfully perform in exercising those powers by virtue hereof.

         Seller further grants to Purchaser the limited power of substitution and revocation of another party for the purpose and only for the purpose of endorsing or assigning notes or security instruments in our name, and hereby ratifying and confirming all that the attorney-in-fact, or substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers.

         Purchaser shall indemnify, defend and hold harmless Seller, its successors and assigns, from and against any and all losses, costs, expenses (including, without limitation, actual attorneys' fees), damages, liabilities, demand or claims of any kind whatsoever, ("Claims") arising out of, related to, or in connection with (i) any act taken by Purchaser pursuant to this Limited Power of Attorney, which act results in a Claim solely by virtue of the unlawful use of this Limited Power of Attorney (and not as a result of a Claim related to the underlying instrument with respect to which this Limited Power of Attorney has been used), or (ii) any use or misuse of this Limited Power of Attorney in any manner or by any person not expressly authorized hereby.

         IN WITNESS WHEREOF, Seller has executed this Limited Power of Attorney this 25th day of April, 2000.

                                              WESTMARK MORTGAGE CORPORATION

                                              By:      /s/ Payton Story, III
                                              ---      ---------------------
                                              Name:    Payton Story III
                                              Title:   President/COO
Witnesses:

         /s/ Joan Deluca
         ---------------

         /s/ Jennifer Foster
         -------------------


STATE OF FLORIDA           )
                           ) ss.:
COUNTY OF PALM BEACH       )

BEFORE ME, Barbara Bame, a Notary Public in and for the jurisdiction aforesaid, this 25th day of April, 2000, personally appeared Payton Story, III, who is personally known to me to be the President of Westmark Mortgage Corp. The person who executed the foregoing instrument to be her free and voluntary act and deed as President for the uses, purposes and consideration therein set forth.

         Witness my hand and official seal this 25th day of April, 2000.


/s/ Barbara Bame
----------------
Notary Public

My Commission Expires:     08/29/03

                                   EXHIBIT "E"

            CERTIFICATE OF SELLER RELATING TO DELIVERY OF LOAN FILES

         Westmark Mortgage Corp., as Seller (the "Seller") pursuant to the Loan Purchase Agreement dated as of 4/25/00 (the "Loan Purchase Agreement"), by and between the Seller and Bayview Financial Trading Group, L.P., hereby certifies that on the Transfer Date the Seller delivered the Loan Files relating to the Loans listed on Schedule A attached hereto directly to the Custodian.

         Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Loan Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of 4/25/00.

                                            WESTMARK MORTGAGE CORPORATION

                                            By:      /s/ Payton Story, III
                                            ---      ---------------------
                                            Name:    Payton Story, III
                                            Title:   President/COO

INTERIM PAYMENTS

         PRINCIPAL. INTEREST. TAX AND INSURANCE PAYMENTS (PITI) - You are hereby instructed to apply all payments received prior to the transfer date to the appropriate accounts. You are required to remit a check or wire to InterBay for P&I payments applied during the interim servicing period.

         INTERIM REMITTANCE REPORTS - Make certain to provide a detailed remittance report with updated pay histories. The report should be faxed to InterBay Funding on the remittance date. Please provide the remittance report on diskette in an Excel format for deals comprised of 50 loans or more. This will greatly assist with the processing and reconciliation of the interim remittance. If you have any questions regarding interim servicing requirements please contact the Servicing Transfer Specialist immediately.

PAYMENTS RECEIVED AFTER THE TRANSFER

         All payments received after the transfer date must be properly endorsed to InterBay and forwarded by overnight delivery daily, with the attached transmittal form at the address provided above. Please use InterBay's loan # when forwarding payments and correspondence.

         ESCROW AND SUSPENSE BALANCES - Credit all interest on escrow payments accruing prior to the transfer date. Remit all related escrow and suspense balances maintained in connection with any loan being transferred no later than one business day following the transfer date. Provide a report of outstanding escrow items for taxes; hazard and flood insurance; and PMI/MIP.

         REMIT ESCROW, SUSPENSE and MAINTENANCE RESERVE BALANCES TO INTERBAY FUNDING (Servicing Transfer Department) MADE PAYABLE TO INTERBAY FUNDING.

         FHA/ MIP PAYMENTS - On all FHA loans, disburse monthly premiums for the month immediately following the transfer date.

TRANSFER REPORTS

         A Trial Balance Report or updated payment histories must be received by close of business on the transfer date to include:

                  o        Loan number
                  o        Borrower's last name
                  o        Monthly P&I payment
                  o        Monthly escrow payment
                  o        Unpaid principal balances and due dates
                  o Escrow balances including buydown and restricted funds
                  o        Suspense balances

                  o        Late charge balances
                  o        Current interest rate
                  o        Loan type

         You are required to provide the following additional information to InterBay Funding within one business day of the transfer date:

         1. Collection Reports detailing all loans 30, 60, 90, 120+ days past due, bankruptcies and foreclosures.

         2. Collection histories from inception of the loan including: screen prints (if maintained on servicing system), copies of notices and letters.

         3. Payment histories including screen prints (if maintained on servicing system), handwritten ledger cards, spreadsheets, etc.

         4. Bankruptcy and foreclosure screen prints and trial balance report (where applicable).

         5.       Servicing contact listing with key employees in these areas:
                  Default Administration and Loss Mitigation; Bankruptcy and Foreclosure; Payment Processing; Escrow Administration; Investor Reporting; and Customer Service.

WIRING INSTRUCTIONS

         Wiring instructions for InterBay Funding L.L.C. are as follows:

                  Wire Instructions:
                  First Union National Bank
                  ABA#063-000-02 1
                  Credit Account: InterBay Funding, LLC - 128001
                  Account #2000004886147
                  RE: (Servicing Transfer Specialist) and/or (borrower information)

SERVICING FILES AND RECORDS

         ORIGINAL FILES AND RECORDS - All original servicing files and records must be if not sent to Transaction Manager at BayView Financial, please shipped to InterBay Funding on or before the transfer date.

                            InterBay Funding, L.L.C.
                      2601 South Bayshore Drive, Suite 400
                              Miami, Florida 33133
                    Attention: Servicing Transfer Specialist

         Report all escrow payees for loans transferring. Please include in the file pending correspondence such as loss drafts, payoffs, forbearance plans, workouts, customer service research, notices of default, etc.

         Provide copies of the most recent ARM adjustment notices and escrow analysis statements for each account in the pool.

         VENDOR NOTIFICATIONS - It is your responsibility to notify the following vendors of the servicing transfer:

                  o Insurance vendors - InterBay Funding, L.L.C., It's Successors and/or Assigns"
                  o        Tax service - First American - #05851
                  o        HUD #14244-0000-8
                  o        Forced placed insurance carrier
                  o        Flood insurance certification company
                  o        PMI vendors
                  o        File FHA 92080 (if applicable)
                  o        Credit bureaus

         Send a report of all escrow payees to InterBay Funding for loans transferring or copies of the appropriate vendor notification letters.

         FORECLOSURE/BANKRUPTCY ATTORNEYS - Provide a listing of attorneys currently handling foreclosure and bankruptcy cases for loans transferring. A complete history must be provided for these accounts. Please issue a copy of the Good-bye letter to all appropriate parties involved. PLEASE ENSURE ALL RELATED DOCUMENTS AND/OR FILES ARE SHIPPED UPON TRANSFER.

         ARM ADJUSTMENTS - Provide a report of pending ARM changes and the most recent ARM adjustment notices for each adjustable rate mortgage in the pool.

CERTIFICATION

I/We have read and understand the servicing transfer instructions contained herein, and hereby agree to abide by the requirements imposed by InterBay Funding, L.L.C. as evidenced by our signature(s) below.

/s/ Payton Story, III                                     4/25/00
-----------------------------                             ---------------
Seller's Representative                                   Date

-----------------------------                             ---------------
Servicer's Representative                                 Date